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                                                                   EXHIBIT 99


PRESS RELEASE

          AMSURG CORP. TO PRESENT AT THE NINTH ANNUAL LEHMAN BROTHERS'
                          GLOBAL HEALTHCARE CONFERENCE

NASHVILLE, Tenn. (March 2, 2006) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Ninth Annual Lehman Brothers' Global Healthcare Conference, hosted by Lehman Brothers March 8th through March 10th, in Miami, Florida. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 4:45 p.m. Eastern Time on Thursday, March 9, 2006. Ken P. McDonald, President and Chief Executive Officer, and Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will be speaking at the conference.

     The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors at 4:45 p.m. Eastern Time. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 90 days.

AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2005, AmSurg owned a majority interest in 149 centers and had five centers under development and three centers awaiting CON approval.

                                            Contact:

                                                    Claire M. Gulmi
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1283





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